Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Westmoreland Coal Company and Subsidiaries Employees’ Savings Plan
Englewood, Colorado

We consent to the incorporation by reference in the Registration Statement on Form S-8 No. (333- 206828) of Westmoreland Coal Company, of our report dated June 29, 2017, relating to the financial statements and supplemental schedule of the Westmoreland Coal Company and Subsidiaries Employees’ Savings Plan, which appear in this Annual Report on Form 11-K.

EKS&H LLLP

June 29, 2017
Denver, Colorado